UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 22, 2024

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Director Election. On May 23, 2024, the Board of Directors (the “Board”) of American Tower Corporation (the “Company”) appointed Neville R. Ray to the Compensation Committee of the Board. The Board had previously elected Mr. Ray as a director on March 14, 2024.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held virtually on May 22, 2024. At the Annual Meeting, the Company's stockholders elected eleven individuals to the Board, approved Proposals 2 and 3 and rejected Proposals 4 and 5. The proposals are described in more detail in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2024.

The final results of the stockholder voting regarding each proposal were as follows:

1. Election of the following directors for the ensuing year and until his or her successor is elected and qualified.

Nominee	Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
Steven O. Vondran	399,927,274	508,320	1,403,295	23,882,113
Kelly C. Chambliss	396,625,025	3,835,188	1,378,676	23,882,113
Teresa H. Clarke	399,776,104	673,832	1,388,953	23,882,113
Kenneth R. Frank	399,383,209	1,064,290	1,391,390	23,882,113
Robert D. Hormats	397,138,003	3,299,807	1,401,079	23,882,113
Grace D. Lieblein	396,600,600	3,851,879	1,386,410	23,882,113
Craig Macnab	391,201,884	9,249,323	1,387,682	23,882,113
Neville R. Ray	399,845,341	563,554	1,429,994	23,882,113
JoAnn A. Reed	381,226,284	19,232,089	1,380,516	23,882,113
Pamela D.A. Reeve	386,961,999	13,489,319	1,387,571	23,882,113
Bruce L. Tanner	399,804,743	642,403	1,391,743	23,882,113

2. Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
398,241,458	26,348,483	1,131,061	—

3. Approval, on an advisory basis, of the Company’s executive compensation.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
377,946,266	14,857,394	9,035,229	23,882,113

4.    Consideration of a stockholder proposal regarding the ownership threshold required to call a special meeting.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
182,342,130	217,945,508	1,551,251	23,882,113

5.     Consideration of a stockholder proposal regarding disclosure of racial and gender pay gaps.

Votes Cast For	Votes Against	Votes Abstained	Broker Non-Votes
196,704,192	203,072,017	2,062,680	23,882,113

Item 8.01    Other Events.

On May 23, 2024, the Company issued a press release (the “Press Release”) announcing that the Board declared a cash distribution of $1.62 per share of the Company’s common stock, payable on July 12, 2024 to the stockholders of record at the close of business on June 14, 2024.

A copy of the Press Release is filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 23, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	May 24, 2024	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer